Exhibit 99.1
News Release
TIGroup Announces Third Quarter Results, New Growth
Initiatives And Medical Advisory Board
BEVERLY HILLS, Calif. — August 17 2009 — Tri-Isthmus Group, Inc. (TIGroup) (OTC BB: TISG.OB), a provider of financial solutions to the healthcare services industry, announced today results for the company’s third fiscal quarter ended June 30, 2009. The company also announced the formation of a new Medical Advisory Board and completion of a series of growth initiatives including an expansion of its physician partner base at its Del Mar ambulatory surgical center in San Diego and completion of its previously announced acquisition of Chandler Medical Group in Oklahoma.
Business development, management and financing activity highlights for the quarter were:
•
Medical Advisory Board: The company formed a new Medical Advisory Board headed by Initial members Dr. Harley Liker, Dr. William Shoemaker, Dr. James Chao and Dr. David Chao. The board was created to give the company’s physician partners a platform to deliver organized input into company strategy, industry trends and areas of opportunity based on their perspectives and experiences in the markets they serve. The company expects to add three to five additional members during the next fiscal year.

•
Del Mar Expansion: The addition of new physician partners to the Del Mar surgery center represented another expansion for this already profitable facility. The new partners have made a fresh investment in the surgery center and in TIGroup totaling in excess of $600,000. TIGroup expects a positive contribution to revenue and EBITDA as a result of the addition of the new partners in the 4th quarter in Fiscal 2009 and in Fiscal 2010.

•
Chandler: The company’s Southern Plains Medical Group subsidiary expects to benefit from its new relationship with Chandler Medical Group. Chandler Medical Group provides an excellent source and destination for quality care in the company’s rural Oklahoma network near the company’s Stroud Regional Medical Center. The Chandler acquisition is expected to add a positive contribution to revenue and EBITDA in its first full year as part of TIGroup with initial impact during fourth quarter Fiscal 2009.

•
Liberty Hospital LOI: TIGroup signed a Letter of Intent (LOI) with Liberty County Hospital District Number One and Frontier Healthcare Group to acquire a controlling interest in the Liberty-Dayton Community Hospital in Southeastern Texas and to develop a new medical facility to serve the region. The closing of the transaction is subject to due diligence, completion of definitive agreements, financing and regulatory approvals. The current facility serves a geographic area with population demographics equivalent to 80% of TIGroup’s current service areas in rural Oklahoma.

•
SPMC Refinancing: The refinancing and sale/leaseback of this building, property and equipment is proceeding as the company works with existing lenders on this new financing package with a goal of a September 2009 closing, which, however, could slip into the fourth calendar quarter.

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TIGroup Inc.

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Management Additions: TIGroup expanded its management team with the hiring of Dan Chen as Managing Director, Corporate Development of TIGroup, Inc. based in the company’s headquarters in Beverly Hills, California. Dan brings over 10 years of M&A, private equity and operational experience to the team having worked at Texas Pacific Group / Newbridge Capital (now known as TPG Asia) in San Francisco, at Merrill Lynch & Co., Inc. in their M&A group in New York and San Francisco, and at Montgomery & Co., LLC, a boutique investment bank in Los Angeles.

TIGroup Chairman and CEO David Hirschhorn said, “This was an event-filled quarter with an important number of developments including our planned expansion into southeastern Texas with the agreements in Liberty-Dayton, the addition of new physicians to our Del Mar facility, creation of our advisory board and the expansion of our management team.
“While it has taken a significant amount of time and expense to move these matters forward, these investments are expected to show positive results in our fourth quarter of fiscal year 2009 and into our new fiscal year 2010,” Hirschhorn said.
Highlights from operating results for the third fiscal quarter were:
•	Revenue from medical services for the third fiscal quarter totaled $9.2 million. This represented an increase of 9.5% from $8.4 million for the three-month period ended June 30, 2008.
•	Revenue from medical services totaled $30.2 million for the nine months of the fiscal year. This represented an increase of 53.3% from $19.7 million for the comparable period ended June 30, 2008.
•
The company-wide operating loss before non-cash charges for the quarter ended June 30, 2009 was ($2.7 million) compared to operating loss of ($1.4 million) for the period ending June 30, 2008. For the current nine months the operating loss was ($4.5 million) versus operating loss of ($2.0 million) for the comparable period ending June 30, 2008. Adjusted company-wide EBITDA was negative ($1.8 million) reflecting the add-back of non-cash stock-based compensation, depreciation/amortization, interest and non-cash beneficial conversion feature preferred dividend to the overall net loss of ($3.7 million).

•	The company retained a position of $4.1 million in available and restricted cash.
•	Bad Debt. The company took a conservative position on its bad debt exposure by increasing reserves reflecting general economic conditions and trends in the markets it operates in.
Hirschhorn added, “To better facilitate comparisons from reporting period to reporting period on the productivity of our healthcare facilities operations a non-GAAP supplemental chart is provided below. These financials reconcile to our GAAP SEC filed results. We wanted to highlight for investors and partners:
•	Net revenues;
•	EBITDA generated by our healthcare facilities;
•	Bad debt trends which is a key industry statistic;
•	SPMG overhead, our corporate operating subsidiary headquartered in Oklahoma City; and
•	TIGroup overhead, our corporate holding company
“We have made very significant investments in assembling our management team, systems, deal making, due diligence, transaction processing and financing methodology. We are comfortable that we can increase our healthcare facility business volumes both organically and through acquisitions without any significant further increases in our corporate overhead. Our business platform is in place and our future growth via internal operating improvements or the completion of new transactions should add positively to our bottom line without commensurate increases in overhead,” Hirschhorn said.

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Tri-Isthmus Group, Inc.
($ in thousands)

	Quarter-Ended		Nine Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net Revenue From Services	$9,195	$8,403	$30,196	$19,660
Adjusted EBITDA From Operations
Healthcare Facilities	$1,203	$1,646	$6,576	$4,067
Bad Debts	(1,199)	(822)	(3,330)	(1,621)
SPMG Corporate Expense - Operating Company	(721)	(688)	(2,588)	(1,562)
TIGroup Corporate Expense	(1,025)	(935)	(2,622)	(1,744)
Adjusted EBITDA From Operations	(1,742)	(799)	(1,964)	(860)
Non-Cash Charges and Other:
Interest Income	(131)	(187)	(229)	(261)
Interest Expense	837	201	1,449	709
Depreciation & Amortization	286	180	788	339
Amortization Of Stock Based Compensation	471	56	988	136
Preferred Dividend (BCF)	317	1,147	317	2,668
Restructure (Severance)	110	—	439	—
Minority Interest Expense (Income)	(37)	(240)	199	(71)
Impairment Expense	—	—	—	—
(Gain) Loss on Sale of Investments	—	—	281	—
One-time Charges	—	50	—	50
Contingent Payments to Physicians Related to Purchase Agreement	100	—	263	—
Closed facility expense	14	264	36	606
Net Income (Loss)	$(3,709)	$(2,270)	$(6,495)	$(5,036)
About Tri-Isthmus Group, Inc.
Tri-Isthmus Group, Inc. (TIGroup) is a financial solutions provider focused on healthcare services operations designed to deliver quality healthcare outside of traditional urban hospital settings. The company is building a portfolio of interests in ambulatory surgical centers, rural hospitals, surgical hospitals and other centers operating in partnership with physicians. For more information, visit http://www.tig3.com.
A profile for investors can be accessed at http://www.hawkassociates.com/profile/tisg.cfm. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com. To receive free e-mail notification of future releases for TIGroup, sign up at http://www.hawkassociates.com/about/alert/.

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Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.
Investor Relations Contacts:
Frank Hawkins or Julie Marshall, Hawk Associates
305-451-1888
e-mail: tigroup@hawkassociates.com.

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